IDEX CORPORATION NORTHBROOK, ILLINOIS IDEX MANAGEMENT INCENTIVE COMPENSATION PLAN EFFECTIVE JANUARY 1, 2022, AS AMENDED AND RESTATED ON JUNE 21, 2023 1. Purpose. The purpose of the IDEX Management Incentive Compensation Plan (the “Plan”) is to provide incentive and reward to certain key employees of the IDEX Corporation, a Delaware corporation (the “Corporation”), or any of its Subsidiaries, who contribute to the profits of the enterprise by their invention, ability, industry, loyalty or exceptional service, through making them participants in that success. The primary objectives of the Plan are to: • Effectively incent desired organizational performance levels by focusing on a few quantitative and qualitative indicators that drive overall company performance. • Ensure accountability, support, and accomplishment of corporate-wide initiatives. • Provide leverage for support of multi-business unit activities to take advantage of synergies across units and within newly-formed groups. • Enhance the reward and retention of top performers. 2. Definitions. Wherever the following terms are used in the Plan, they shall have the meanings specified below, unless context clearly indicates otherwise. The singular pronoun shall include the plural where context so indicates. (a) “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Corporation’s financial statements under United States federal securities laws from time to time. (b) “Award” means an award made pursuant to the Plan. (c) “Award Year” means the fiscal year of the Corporation. (d) “Board” means the Board of Directors of the Corporation. (e) “Change in Control” means the consummation of (a) any transaction or series of transactions which within a 12-month period constitute a change of management or control where (i) at least 51 percent of the then outstanding shares of common stock of the Corporation are (for cash, property (including, without limitation, stock in any corporation), or indebtedness, or any combination thereof) redeemed by the Corporation or purchased by any person(s), firm(s) or entity(ies), or exchanged for shares in any other corporation whether or not affiliated with the Corporation, or any combination of such redemption, purchase or exchange, or (ii) at least 51 percent of the Corporation’s assets are purchased by any person(s), firm(s) or entity(ies) whether or not affiliated with the Corporation for cash, property (including, without limitation, stock in any corporation) or indebtedness or any combination thereof, or (iii) the Corporation is merged or consolidated with another corporation regardless of whether the Corporation is the survivor (except any such transaction solely for the purpose of changing the Corporation’s domicile or which does not change the ultimate beneficial ownership of the Exhibit 10.1

2 equity interests in the Corporation), or (b) any substantial equivalent of any such redemption, purchase, exchange, change, transaction or series of transactions, acquisition, merger or consolidation constituting such a change of management or control. For purposes hereof, the term “control” shall have the meaning ascribed thereto under the Securities Exchange Act of 1934, as amended, and the regulations thereunder, and the term “management” shall mean the chief executive officer of the Corporation. For purposes of clause (a)(ii) above or as appropriate for purposes of clause (b) above, the Corporation shall be deemed to include on a consolidated basis all subsidiaries and other affiliated corporations or other entities with the same effect as if they were divisions. (f) “Code” means the Internal Revenue Code of 1986, as amended. (g) “Compensation Committee” means the Compensation Committee of the Board. The Compensation Committee shall consist of at least two individuals, each of whom qualifies as a Non-Employee Director and an “independent director” under the rules of the New York Stock Exchange (or other principal securities market on which shares of stock of the Corporation are traded); provided that any action taken by the Compensation Committee shall be valid and effective, whether or not members of the Compensation Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth herein or otherwise provided in any charter of the Compensation Committee. Reference to the Compensation Committee shall refer to the Board if the Compensation Committee ceases to exist and the Board does not appoint a successor committee. (h) “Disability” means, for U.S.-based Participants, that a Participant is eligible to receive long-term disability payments under the Corporation’s long-term disability insurance program, as it may be amended from time to time or, for non- U.S.-based participants, is eligible for long-term disability benefits pursuant to a government-sponsored social security scheme. (i) “Employee” means any officer or other employee of the Corporation or any Subsidiary. (j) “Misconduct” is determined in the Compensation Committee’s or its delegate’s sole discretion and includes: theft, embezzlement, fraud, dishonesty, misappropriation, nonpayment of any obligation owed to the Corporation, breach of fiduciary duty, material violation of an established Company policy or procedure, an unauthorized disclosure of any Corporation trade secret or confidential information, any conduct constituting unfair competition, or inducing any customer to breach a contract with the Corporation. (k) “Participant” means any eligible Employee selected from time to time by the Compensation Committee to participate in the Plan for a particular Award Year, which may include, without limitation, officers, key executive office managerial employees, business unit leaders and employees reporting directly to business unit leaders, other key managerial or professional employees engaged in capacities of special responsibility and trust in the development, conduct, or management or the operating unit. (l) “Performance Criteria” means the criteria (and adjustments) that the Compensation Committee may select for purposes of establishing the Performance Objective or Performance Objectives for a Participant for a Performance Period.

3 (i) The Performance Criteria that will be used to establish Performance Objectives may include, but are not limited to, the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Compensation Committee), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of stock, and market share, and environmental, social and governance metrics or initiatives, any of which may be measured either in absolute terms or as compared to any incremental increase or improvement or as compared to results of a peer group or to market performance indicators or indices. (ii) The Compensation Committee shall, in its sole discretion, select the Performance Criteria that relate to each Performance Objective. The Compensation Committee may, in its sole discretion, provide that one or more adjustments shall be made to one or more of the Performance Criteria underlying the Performance Objectives. Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in accounting principles; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Corporation during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Corporation’s core, on-going business activities; (xiv) items related to acquire in- process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. (m) “Performance Objectives” means, for a Performance Period, the goals established in writing by the Compensation Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Objectives, the Performance Objectives may be expressed in terms of overall performance of the Corporation or the performance of a division, business unit, platform or an individual. (n) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Compensation Committee may select, over which the

4 attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, an Award. (o) “Retirement” means an employee’s termination of service on or after accruing at least five Years of Service with the Corporation or a Subsidiary after being acquired by the Corporation, and attaining an age of at least 50, if the sum of the employee’s age and Years of Service is at least 70. (p) “Subsidiary” means any (i) “subsidiary corporation” as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder; (ii) partnership, association or other business entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation or one or more of its Subsidiaries or a combination thereof; or (iii) other corporation, partnership, association or other business entity deemed to be a “Subsidiary” by the Compensation Committee, in its sole discretion. (q) “Target Bonus Award” means the Award payable to a Participant if there is a 100% achievement for each Performance Objective. (r) “Years of Service” means the number of continuous full years of a Participant’s employment with the Corporation or any of its Subsidiaries. 3. Administration. Full power and authority to construe, interpret and administer this Plan shall be vested in the Compensation Committee. Decisions of the Compensation Committee shall be final, conclusive, and binding upon all parties, including, but not limited to, the Corporation, any Subsidiary, the stockholders, and the Employees. 4. Eligibility. All present and future Employees shall be eligible to be selected by the Compensation Committee to receive Awards under the Plan. The Compensation Committee shall have the power and complete discretion to select eligible Employees to receive Awards and to determine for each Participant the terms and conditions and the amount of each Award. 5. Participation. Subject to the provisions of the Plan, the Compensation Committee may, from time to time, select among eligible Employees, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be granted an Award pursuant to this Plan. 6. Payment. (a) A Participant will not have earned (under applicable wage or labor laws or any other legal or contractual requirements or obligations), and is not otherwise entitled to receive, payment of an Award if the Participant is not an Employee as of October 1 of the Award Year, has not remained employed continuously through the payment date of the Award, and has not satisfied the Performance Criteria, unless otherwise provided for herein or determined by the Compensation Committee. (b) Payment of an Award with respect to any Performance Period shall be made in a lump sum cash payment, as soon as feasible after the close of the applicable Performance Period. Awards shall be made and the Participants shall be notified thereof and paid therefore promptly, and in any event, no later than March 15 of the year following the

5 Award Year in which a Performance Period terminates, subject to the conditions provided for herein. 7. Awards. (a) The Compensation Committee may establish a schedule or other separate written agreement for each Award which shall set forth the Performance Objectives of each Award, the maximum payment and such other terms and conditions applicable to the Award, as determined by the Compensation Committee, not inconsistent with the terms of the Plan. The Target Bonus Award for each Participant may be set forth on a schedule or a separate written agreement between such Participant and the Corporation or any of its Subsidiaries. (b) Generally, each Award Year, the Compensation Committee may establish Performance Objectives. The Compensation Committee may vary the Performance Objectives, the duration of the Performance Periods and weightings from Participant to Participant, Award to Award and Award Year to Award Year. (c) The Compensation Committee shall establish for each Award the percentage of the Target Bonus Award for such Participant payable at specified levels of performance, based on the actual achievement for each Performance Objective and the weighting established for such objective. All determinations regarding the achievement of any Performance Objective will be made by the Compensation Committee. Notwithstanding the terms of any Award or the achievement of any Performance Objective, the Compensation Committee may adjust the amount payable pursuant to such Award upon attainment of the applicable Performance Objective. (d) Where a Participant has had a salary increase during a Performance Period, the Award amount may be prorated to reflect the change. However, any changes to base salary prior to April 2 (effective April 1 or before) of the Award Year will be considered the base salary for incentive calculation purposes. In addition, where a Participant has moved into another position with a different Target Bonus Award or transferred to a different business unit, the bonus calculation may be prorated to reflect the different Target Bonus Award and the different unit objectives measurement, respectively. (e) For performance between minimum, target and maximum thresholds established by the Compensation Committee (if any) with respect to any Performance Objective, the Compensation Committee may interpolate the appropriate bonus percentage earned. Results may be stated on a constant exchange rate assumption so that results of international locations will be included and considered on a currency neutral basis, as applicable. 8. Discretionary Bonus Pool. For any Award Year, the Compensation Committee may establish a discretionary bonus pool reserved to reward key employees participating in the Plan in amounts above and beyond their respective Awards for their extraordinary performance or in special circumstances. Awards to be made from this discretionary bonus pool may be based upon recommendations made by the Chief Executive Officer of the Corporation and others holding senior management positions within the Corporation, with such recommendations subject to review by the Compensation Committee. The establishment of a discretionary bonus pool for a particular Award Year shall not create a presumption that all or any particular amount of such discretionary bonus pool must be awarded.

6 9. Clawback. (a) Consistent with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and to the extent not in violation of any applicable law, the Corporation reserves the right to recover (“clawback”) from current and/or former directors and executive officers any wrongfully earned performance-based compensation, including stock-based awards, upon the determination by the Compensation Committee of the following: (i) There is a restatement of the Corporation’s financials, due to the material noncompliance with any financial reporting requirement, (ii) The cash incentive or equity compensation to be recouped was calculated on, or its realized value affected by, the financial results that were subsequently restated, (iii) The cash incentive or equity compensation would have been less valuable than what was actually awarded or paid based upon the application of the correct financial results, and (iv) The pay affected by the calculation was earned or awarded within three years of the determination of the necessary restatement. (b) Notwithstanding any other provision of the Plan to the contrary, if a Participant is determined to have engaged in Misconduct, the Compensation Committee may determine that: (i) The Participant shall not receive any future Awards pursuant to the Plan; (ii) Any of the Participant’s outstanding Awards shall be subject to suspension, reduction, cancellation, or forfeiture, in each case, to the extent permitted by applicable law; or (iii) The Corporation may demand repayment from a Participant of any cash proceeds that have been distributed to the Participant in respect of Awards to the extent permitted by applicable law. Any provision of this Section 9 which is determined by a court of competent jurisdiction to be invalid or unenforceable should be construed or limited in a manner that is valid and enforceable and that comes closest to the business objectives intended by such invalid or unenforceable provision, without invalidating or rendering unenforceable the remaining provisions of this Section 9. The Compensation Committee has exclusive authority to modify, interpret and enforce Section 9 in compliance with all regulations. 10. Death, Disability and Retirement. Notwithstanding Section 6(a) of the Plan, in the event of a Participant’s death, Disability or Retirement, the Participant will receive an Award prorated for the portion of the Performance Period (measured to the nearest full month) he or she was employed by the Corporation or any of its Subsidiaries. The prorated Award will be based on actual performance through the end of the Performance Period in which death, Disability, or Retirement occurs (with any individual performance-based Performance Objectives being paid out at target level), unless otherwise determined by the Compensation Committee. The prorated

7 Award shall be paid along with bonus payments to other Plan participants following the end of the Performance Period. For the avoidance of doubt, a Participant who leaves the employ of the Corporation or any of its Subsidiaries prior to the end of the Performance Period for any reason other than death, Disability, or Retirement, as specified above, shall not be entitled to any payment under this Plan. 11. Change in Control. In the event of a Change in Control of the Corporation, in addition to any action required or authorized by the terms of an Award, the Compensation Committee may, in its sole discretion, take any of the following actions, subject to any required deferrals in accordance with Code Section 409A, as a result, or in anticipation, of any such event to assure fair and equitable treatment of Participants: (a) accelerate time periods for purposes of vesting in, or receiving any payment with regard to, any outstanding Award, or (b) make adjustments or modifications to outstanding Awards as the Compensation Committee deems appropriate to maintain and protect the rights and interests of Participants following such Change in Control. Any such action approved by the Compensation Committee shall be conclusive and binding on the Corporation and all Participants. 12. Termination and Amendment. The Compensation Committee shall have the right to modify, suspend, or terminate this Plan at any time. The Chief Executive Officer or the Chief Human Resources Officer of the Corporation, shall have the right to modify this Plan, including through the adoption of local addendum, as necessary to comply with local laws. A termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant’s rights under an Award previously granted to such Participant, unless such termination or amendment is required by applicable law or the Compensation Committee expressly reserved the right to make such amendment at the time the Award was granted. 13. Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Corporation or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Corporation or a Subsidiary. Except as otherwise provided by the Compensation Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved from time to time by the Compensation Committee. 14. Unfunded Plan. The Plan shall be unfunded. Participants will have no rights under the Plan other than as secured general creditors of the Corporation and its Subsidiaries. Nothing contained in the Plan or any Award schedule, agreement or other similar document shall be deemed to create a trust of any kind for the benefit of any Participant, or create any fiduciary relationship between the Corporation and any participant with respect to any assets of the Corporation. 15. Miscellaneous. (a) Whenever payments under the Plan are to be made, the Corporation and/or the Subsidiary will withhold therefrom an amount sufficient to satisfy any applicable governmental withholding tax requirements related thereto. (b) If a Participant dies, his or her unpaid Award, if any, shall be paid and delivered in accordance with the terms specified in applicable beneficiary or trust arrangements, if any, to his or her legal representatives or to the persons entitled thereto as determined by a court of competent jurisdiction. Such unpaid Award, if any, may be paid out as

8 determined by the Corporation in its discretion subject to the approval of the Compensation Committee. (c) Nothing contained in this Plan or in any other documents related to this Plan or to any Award shall confer upon any person, including but not limited to, any Employee or Participant, any right to be retained in the employ or other service of the Corporation or a Subsidiary or constitute any contract or limit in any way the right of the Corporation or a Subsidiary to change such person’s compensation or other benefits. Further, nothing contained in this Plan or in any other documents related to this Plan or to any Award shall restrict in any way the right of the Corporation or any Subsidiary to discharge any Employee or Participant at any time and for any reason, with or without cause or notice. 16. Governing Law. The Plan and all Awards shall be construed in accordance with and governed by the laws of the State of Delaware. 17. Severability. The provisions of the Plan shall be deemed severable and the validity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. 18. Effective Date. This Plan is effective as of January 1, 2022, as amended and restated on June 21, 2023.